Filed Pursuant to Rule 424(b)(5)
Registration No. 333-229323

PROSPECTUS SUPPLEMENT
(To Prospectus dated February 11, 2019)

1,714,286 Ordinary Shares

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering up to 1,714,286 ordinary shares, no par value (the “Ordinary Shares”) of Taoping Inc. (the “Company”) at a price of $0.35 per share directly to two individual investors. In a concurrent private placement, for a purchase price of $1,400,000, we are selling to the same investors two Convertible Promissory Notes (the “Notes”), each with a principal amount of $740,000 and two warrants, each to purchase up to 160,000 Ordinary Shares at $1.50 per share within three years following the issue date (the “Warrants”). Each Note carries an original issue discount of $40,000 (the “OID”) matures in 12 months from the issue date, bearing interest at a rate of 5.0% per annum. The Notes, the Warrants and the Ordinary Shares issuable upon the conversion of Notes and the exercise of the Warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), and are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Rule 506(b) promulgated thereunder.

Our Ordinary Shares trade on the NASDAQ Capital Market under the symbol “TAOP.” The last reported sale price of our Ordinary Shares on the NASDAQ Capital Market on March 27, 2020 was $0.42 per share. As of the date of this prospectus supplement, the aggregate market value of our outstanding Ordinary Shares held by non-affiliates is approximately $17.50 million, based on 42,060,163 Ordinary Shares issued and outstanding, of which approximately 24,311,452 Ordinary Shares are held by non-affiliates, and a per share price of $0.72 based on the closing price of our Ordinary Shares on February 4, 2020, which is the highest closing sale price of our Ordinary Shares on The Nasdaq Capital Market within the prior 60 days.

During the 12 calendar months prior to and including the date of this Prospectus Supplement, we have not sold our Ordinary Shares pursuant to General Instruction I.B.5 of Form F-3. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities registered in a public primary offering with a value exceeding more than one-third of our public float in any 12 calendar month period that ends on, and includes, the date of this prospectus supplement, so long as our public float remains below $75.0 million.

We have not retained an underwriter or placement agent with respect to this offering and therefore are not paying any underwriting discounts or commissions. We estimate the total expenses of this offering will be approximately $0.03 million.

Please read “Risk Factors” beginning on page S-4 of this prospectus supplement and on page 2 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any states securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We expect that delivery of the Ordinary Shares offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about March 30, 2020, subject to customary closing conditions.

The date of this prospectus supplement is March 27, 2020

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with additional or different information. We are offering to sell, and seeking offers to buy Ordinary Shares only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the Ordinary Shares or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

On January 22, 2019, we filed with the Securities and Exchange Commission, or the SEC, a registration statement on Form F-3 (File No. 333-229323) utilizing a shelf registration process relating to the securities described in this prospectus supplement. The registration statement was declared effective on February 11, 2019. Under this shelf registration process, we have registered, among others, to sell, from time to time, up to $80,000,000 in the aggregate of Ordinary Shares, debt securities, warrants and units.

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and adds, updates and changes information contained in the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference in this prospectus supplement or the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus supplement or the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.

This prospectus supplement and the accompanying prospectus include important information about us, our Ordinary Shares and other information you should know before investing. You should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under the heading “Where You Can Find More Information.”

This prospectus supplement and the accompanying prospectus and any free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information, and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus supplement and the accompanying prospectus or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus supplement and the accompanying prospectus and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus supplement. Accordingly, investors should not place undue reliance on this information.

S-ii

FORWARD-LOOKING INFORMATION

This prospectus supplement contains “forward-looking statements” that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus supplement, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Our actual results may differ materially or perhaps significantly from those discussed herein, or implied by, these forward-looking statements. Forward-looking statements included or incorporated by reference in this prospectus supplement or our other filings with the SEC, include, but are not necessarily limited to, those relating to:

●	our limited operating history of selling cloud-based products and services;

●	our independent registered auditors’ substantial doubt about our ability to continue as a going concern

●	lack of insurance coverage for our product-related liabilities and other business liability;

●	outbreak of coronavirus;

●	uncertainties related to China’s legal system and economic, political and social events in China;

●	a general economic downturn; and

●	our potential failure to regain compliance with NASDAQ continued listing requirements.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors with which we are faced that may cause our actual results to differ from those anticipated in our forward-looking statements. Please see “Risk Factors” in our reports filed or furnished with the SEC or in this prospectus supplement and the accompanying prospectus for additional risks which could adversely impact our business and financial performance.

Moreover, new risks regularly emerge and it is not possible for our management to predict or articulate all risks we face, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. All forward-looking statements included in this prospectus supplement and the accompanying prospectus are based on information available to us on the date of this prospectus supplement or the accompanying prospectus, as applicable. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

S-iii

PROSPECTUS SUMMARY

This summary highlights information about us and the offering contained elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. It is not complete and may not contain all the information that may be important to you. You should carefully read the entire prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference, before making an investment decision, especially the information presented under the heading “Risk Factors” beginning on page S-4 of this prospectus supplement, and our financial statements and the notes to those financial statements, which are incorporated by reference, and the other financial information appearing elsewhere in or incorporated by reference into this prospectus supplement. See “Incorporation of Certain Information by Reference.” In this prospectus supplement, except as otherwise indicated or as the context otherwise requires, “Taoping,” “the Company,” “we,” “our” and “us” refer to Taoping Inc. and its subsidiaries and other consolidated entities.

About Taoping Inc.

Company Overview

We are a leading provider of integrated cloud-based platform, resource sharing functionality, and big data solutions to the Chinese new media, education residential community management, and elevator IoT industries. Our Internet ecosystem enables all participants of the new media community to efficiently promote brands, disseminate information, and share resources. In addition, we provide a broad portfolio of software, hardware and fully integrated solutions, including information technology infrastructure and Internet-enabled display technologies to customers in government, education, healthcare, media, transportation, and other private sectors.

We were founded in 1993 and are headquartered in Shenzhen, China. As of December 31, 2019, we had approximately 78 full-time employees.

Prior to 2014, we generated majority of our revenues through selling our products to public service entities to help improve their operational efficiency and service quality. Our representative customers included China Ministry of Public Security, provincial bureaus of public security, fire departments, traffic bureaus, police stations, human resource departments, urban planning boards, civic administrations, land resource administrations, mapping and surveying bureaus, and the Shenzhen General Station of Exit and Entry Frontier Inspection.

In 2014, we generated revenues from sales of hardware products, software products, system integration services, and related maintenance and supporting services. Starting in 2015, with the introduction of our cloud-based software as a service (SaaS) offering, we generated additional recurring monthly revenues from SaaS fees. The revenue from SaaS was still small in 2018 and 2019, which is expected to pick up in future years along with the large-scale roll-out of our cloud-based new media terminals.

In May 2017, we completed the business transformation and rolled out CAT and IoT technology based digital ads distribution network and new media resource sharing platform in the Out-of-Home Advertising Market. In 2018 and 2019, we generated most revenue from selling fully integrated ads display terminals. The revenue generated from SaaS and other software products and services remained small in 2018 and 2019.

We report financial and operational information in the following two segments:

(1)	Cloud-based Technology (CBT) segment — The CBT segment is our current and future focus of corporate development. It includes our cloud-based products and services offered to customers in the private sector including new media, healthcare, education, and residential community management. In this segment, we generate revenues from the sales of hardware, and total solutions of interactive advertisement display terminals integrated with proprietary software, Out-of-Home digital advertising distribution and advertising time slot programmed trading transactions. We also generate revenue from monthly software subscription and Software-as-a Service (SaaS) fees.

(2)	Traditional Information Technology (TIT) segment — The TIT segment includes our project-based technology products and services offered to the public sector, including Digital Public Security Technology (DPST) and Multi-screen Digital Display Systems (MDDS). In this segment, we generate revenues from the sales of software and systems integration services.

S-1

Corporate Information

We were incorporated in the British Virgin Islands on June 18, 2012. Our principal executive office is located at 21st Floor, Everbright Bank Building, Zhuzilin, Futian District, Shenzhen, Guangdong Province 518040, People’s Republic of China. Our telephone number is (+86) 755-8831-9888.

The following chart reflects our organizational structure as of the date of this prospectus supplement.

S-2

THE OFFERING

Ordinary Shares Offered by Us	1,714,286 shares

Offering Price Per Share	$0.35

Ordinary Shares Outstanding Immediately Before the Offering	42,060,163 shares

Ordinary Shares to be Outstanding Immediately After the Offering (assumes all Ordinary Shares offered in this offering are sold and excludes the shares underlying the Notes and the Warrants)	43,774,449 shares

Market for the Ordinary Shares	Our Ordinary Shares are traded on the Nasdaq Capital Market under the symbol “TAOP.”

Use of Proceeds	We intend to use the net proceeds from this offering for working capital and other general corporate purposes. See “Use of Proceeds” on page S-7 of this prospectus supplement.

Risk Factors	Investing in our securities involves a high degree of risk. For a discussion of factors you should consider carefully before deciding to invest in our Ordinary Shares. See “Risk Factors” beginning on page S-4 of this prospectus supplement and on page 2 of the accompanying prospectus and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Concurrent Private Placement	In a concurrent private placement, for a purchase price of $1,400,000, we are selling to the same investors two Notes, each with a principal amount of $740,000 and two Warrants, each to purchase up to 160,000 Ordinary Shares at $1.50 per share within three years following the issue date. The Notes, the Warrants and the Ordinary Shares issuable upon the conversion of the Notes and the exercise of the Warrants are not being offered pursuant to this prospectus supplement and the accompanying prospectus. See “Private Placement Transaction.”

Transfer Agent and Registrar	Transhare Corporation

The number of our Ordinary Shares to be outstanding after this offering is based on 42,060,163 Ordinary Shares outstanding on March 27, 2020.

The number of our Ordinary Shares outstanding immediately before and immediately after this offering excludes:

●	up to 150,000 Ordinary Shares issuable upon exercise of the warrants issued in March 2019;
●	up to 160,000 Ordinary Shares issuable upon exercise of the warrants issued in October 2019;
●	up to 320,000 Ordinary Shares issuable upon exercise of the Warrants issued in the concurrent private placement;
●	up to 6,000,000 Ordinary Shares issuable upon conversion of the Notes issued in the concurrent private placement;
●	up to 2,820,000 Ordinary Shares issuable upon conversion of the convertible note issued in October 2019 (the “2019 Note”); and
●	up to 1,781,400 Ordinary Shares issuable upon the exercise of outstanding options, which were granted to our directors, officers and employees under our equity incentive plans.

S-3

RISK FACTORS

Any investment in our securities involves a high degree of risk. You should consider carefully the risks described below as well as the risks described in the section captioned “Risk Factors” in our annual report on Form 20-F for the year ended December 31, 2018, and as updated by any document that we subsequently file with the SEC that is incorporated by reference in this prospectus supplement or the accompanying prospectus, together with other information in this prospectus supplement, the accompanying prospectus and the information and documents incorporated by reference in this prospectus supplement and the accompanying prospectus before you make a decision to invest in our securities. If any of such risks actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our Ordinary Shares to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business operations. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Forward-Looking Information.”

RISKS RELATED TO THIS OFFERING

An Outbreak of Disease or Similar Public Health Threat, or Fear of Such an Event, Could Have a Material Adverse Impact on the Company’s Business, Operating Results and Financial Condition.

These types of events could disrupt business and otherwise materially adversely affect business and financial condition. We are subject to numerous risks outside of our control, including risks arising from natural disasters, such as fires, earthquakes, hurricanes, floods, tornadoes, unusual weather conditions, pandemic outbreaks and other global health emergencies, terrorist acts or disruptive global political events, or similar disruptions that could materially adversely affect business and financial performance.

Any public health emergencies, including a real or potential global pandemic such as those caused by the avian flu, SARS, Ebola, coronavirus, or even a particularly virulent flu, could decrease demand for the Company’s products and services. The recent outbreak of COVID-19, which has been declared by the World Health Organization to be a “pandemic”, has spread to many countries and is impacting worldwide economic activity. A public health epidemic, including COVID-19, poses the risk that we or our employees, suppliers, consumers, and other business partners may be prevented from conducting business activities for an indefinite period of time, including due to shutdowns that may be requested or mandated by governmental authorities. Given the interconnectivity of global supply chain and global economy, and the possible rate of future global transmission, the impact of COVID-19 may extend beyond the areas which are currently known to be impacted. While it is not possible at this time to accurately estimate the impact COVID-19 could have on our business, the continued spread of COVID-19 and the measures taken by the governments of countries affected could disrupt the supply chain, demand from our customers, our sales efforts, the delivery of our products and services, reduce our customers’ ability to pay and adversely impact our business, financial condition and results, or results of operations.

We will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Subject to certain limited exceptions set forth in the offering documents, we have agreed to use the net proceeds from this offering solely for working capital and general corporate purposes; provided, however, that none of such proceeds will be used, directly or indirectly, for (i) the satisfaction of any of our indebtedness, other than payment of trade payables incurred in the ordinary course of business and consistent with prior practices; (ii) the redemption or repurchase of any of our securities; or (iii) the settlement of any outstanding litigation. We have considerable discretion in the application of the net proceeds of this offering. You will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used in a manner agreeable to you. You must rely on our judgment regarding the application of the net proceeds of this offering. The net proceeds may be used for corporate purposes that do not improve our profitability or increase the price of our shares. The net proceeds may also be placed in investments that do not produce income or that lose value. The failure to use such funds by us effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

S-4

A large number of shares may be sold in the market following this offering, which may significantly depress the market price of our Ordinary Shares.

The Ordinary Shares sold in the offering will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of our Ordinary Shares may be sold in the public market following this offering. If there are significantly more Ordinary Shares offered for sale than buyers are willing to purchase, then the market price of our Ordinary Shares may decline to a market price at which buyers are willing to purchase the offered Ordinary Shares and sellers remain willing to sell the Ordinary Shares.

If we fail to regain compliance with the continued listing requirements of NASDAQ, we would face possible delisting, which would result in a limited public market for trading our shares and make obtaining future debt or equity financing more difficult for us.

Our Ordinary Shares are traded and listed on the Nasdaq Capital Market under the symbol of “TAOP.” Our shares may be delisted, if we fail to regain compliance with certain continued listing requirements of the Nasdaq Stock Market, or NASDAQ, in a timely manner.

On June 18, 2019, we received a notification letter from the Listing Qualifications Staff of NASDAQ notifying us that the minimum bid price per share for our Ordinary Shares has been below $1.00 for a period of 30 consecutive business days and we therefore no longer meet the minimum bid price requirements set forth in Nasdaq Listing Rule 5550(a)(2). We were granted a compliance period of 180 days, or until December 16, 2019 to regain the compliance. On December 17, 2019, we received a notification letter from NASDAQ that the Company has been granted an additional 180-day compliance period, or until June 15, 2020, to regain compliance with minimum bid price rule.

If we fail to regain compliance with the minimum bid price rule by June 15, 2020, our Ordinary Shares may lose their status on Nasdaq Capital Market and they would likely be traded on the over-the-counter market. As a result, selling our Ordinary Shares could be more difficult because smaller quantities of shares would likely be bought and sold, transactions could be delayed, and security analysts’ coverage of us may be reduced. In addition, in the event our Ordinary Shares are delisted, broker dealers would have bear certain regulatory burdens which may discourage broker dealers from effecting transactions in our Ordinary Shares and further limiting the liquidity of our shares. These factors could result in lower prices and larger spreads in the bid and ask prices for our Ordinary Shares. Such delisting from NASDAQ and continued or further declines in our share price could also greatly impair our ability to raise additional necessary capital through equity or debt financing, and could significantly increase the ownership dilution to shareholders caused by our issuing equity in financing or other transactions.

If our Ordinary Shares were delisted from NASDAQ, we may become subject to the trading complications experienced by “Penny Stocks” in the over-the-counter market.

Delisting from NASDAQ may cause our Ordinary Shares to become subject to the SEC’s “penny stock” rules. The SEC generally defines a penny stock as an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. One such exemption is to be listed on NASDAQ. The market price of our Ordinary Shares is currently below $5.00 per share. Therefore, were we to be delisted from NASDAQ, our Ordinary Shares will become subject to the SEC’s “penny stock” rules. These rules require, among other things, that any broker engaging in a purchase or sale of our securities provide its customers with: (i) a risk disclosure document, (ii) disclosure of market quotations, if any, (iii) disclosure of the compensation of the broker and its salespersons in the transaction, and (iv) monthly account statements showing the market values of our securities held in the customer’s accounts. A broker would be required to provide the bid and offer quotations and compensation information before effecting the transaction. This information must be contained on the customer’s confirmation. Generally, brokers are less willing to effect transactions in penny stocks due to these additional delivery requirements. These requirements may make it more difficult for shareholders to purchase or sell our Ordinary Shares. Because the broker, not us, prepares this information, we would not be able to assure that such information is accurate, complete or current.

S-5

The market price of our Ordinary Shares has been volatile, leading to the possibility that their value may be depressed at a time when you want to sell your holdings.

The market price of our Ordinary Shares has been volatile, and this volatility may continue. From January 2, 2020 through March 27, 2020 the closing price of our Ordinary Shares on the NASDAQ Capital Market has ranged from a high of  $0.80 to a low of  $0.36. Numerous factors, many of which are beyond our control, may cause the market price of our Ordinary Shares to fluctuate significantly. These factors include, among others:

●	actual or anticipated changes in our earnings, fluctuations in our operating results or our failure to meet the expectations of financial market analysts and investors;

●	changes in financial estimates by us or by any securities analysts who might cover our share;

●	speculation about our business in the press or the investment community;

●	significant developments relating to our relationships with our customers or suppliers;

●	stock market price and volume fluctuations of other publicly traded companies and, in particular, those that are in our industry;

●	customer demand for our services and products;

●	investor perceptions of our industry in general and our company in particular;

●	the operating and share performance of comparable companies;

●	general economic conditions and trends;

●	major catastrophic events;

●	announcements by us or our competitors of new products, significant acquisitions, strategic partnerships or divestitures;

●	changes in accounting standards, policies, guidance, interpretation or principles;

●	loss of external funding sources;

●	sales of our Ordinary Shares, including sales by our directors, officers or significant shareholders;

●	additions or departures of key personnel; and

●	investor perception of litigation, investigation or other legal proceedings involving us or certain of our individual shareholders or their family members.

Any of these factors may result in large and sudden changes in the volume and price at which our Ordinary Shares will trade. We cannot give any assurance that these factors will not occur in the future again. In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also have a material adverse effect on the market price of our Ordinary Shares. In the past, following periods of volatility in the market price of their stock, many companies have been the subject of securities class action litigation. If we become involved in similar securities class action litigation in the future, it could result in substantial costs and diversion of our management’s attention and resources and could harm our stock price, business, prospects, financial condition and results of operations.

There is no public market for the Notes or the Warrants.

There is no established public trading market for the Notes or the Warrants being offered in the concurrent private placement and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Notes or the Warrants on any securities exchange or automated quotation system. Without an active market, investors in this offering may be unable to readily sell the Notes or the Warrants.

Conversion of the Note or exercise of the Warrants being offered concurrently may dilute the ownership interest of existing shareholders.

The conversion or exercise of some or all of the Notes and Warrants, respectively, will dilute the ownership interests of existing shareholders. Any sales in the public market of the Ordinary Shares issuable upon such conversion or exercise could adversely affect prevailing market prices of our Ordinary Shares. In addition, the existence of the Notes or Warrants may encourage short selling by market participants because the conversion of the Notes or the exercise of Warrants could depress the price of our Ordinary Shares.

S-6

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $1.97 million, after deducting the estimated expenses of this registered direct offering and the concurrent private placement payable by us.

We intend to use the net proceeds from this offering for working capital and general corporate purposes; provided, however, that none of such proceeds will be used, directly or indirectly, for (i) the satisfaction of any of our indebtedness, other than payment of trade payables incurred in the ordinary course of business and consistent with prior practices; (ii) the redemption or repurchase of any of our securities; or (iii) the settlement of any outstanding litigation.

The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering. In addition, while we have not entered into any agreements, commitments or understandings relating to any significant transaction as of the date of this prospectus supplement, we may use a portion of the net proceeds to pursue acquisitions, joint ventures and other strategic transactions. Depending on future events and others changes in the business climate, we may determine at a later time to use the net proceeds for different purposes.

S-7

CAPITALIZATION AND INDEBTEDNESS

The table below sets forth our capitalization and indebtedness as of June 30, 2019:

●	on an actual basis;

●

on a proforma basis, given the effect of (i) the issuance of $1.04 million principle amount of the 2019 Note; (ii) the issuance of 240,000 Ordinary Shares as compensation for a consultant’s service in October 2019; and (iii) the issuance of 60,000 Ordinary Shares as compensation for investor relations service in January and February, 2020; and

●	on a pro forma as adjusted basis to give effect to (i) the issuance and sale of 1,714,286 Ordinary Shares in the registered direct offering pursuant to this prospectus supplement at the offering price of $0.35 per share; and (ii) the issuance and sale of $1.48 million principal amount of the Notes in the concurrent private placement, resulting in net proceeds of approximately $1.97 million after deducting estimated offering expenses payable by us.

	As of June 30, 2019
	Actual	Pro Forma(1)	Pro Forma As Adjusted(1)
Total Current Liabilities	$25,181,084	$26,135,826	$27,535,826
Short-term bank loans	7,226,227	7,226,227	7,226,227
Convertible note payable		954,742	2,354,742
Stockholders’ equity
Ordinary Shares,	126,146,996	126,299,456	126,869,456
Additional paid-in capital*	16,132,277	16,256,928	16,256,928
Reserve	14,044,269	14,044,269	14,044,269
Accumulated deficit	(172,750,711)	(172,830,105)	(172,830,105)
Accumulated other comprehensive income	23,215,631	23,215,631	23,215,631
Total equity of the Company	$6,788,462	$6,986,179	$7,556,179
Non-controlling interest	9,339,732	9,339,732	9,339,732
Total Equity	16,128,194	16,325,911	16,895,911
Total capitalization	$23,354,421	$24,506,880	$26,476,880

*	Does not include any potential proceeds from the exercise of Warrants issued in the concurrent private placement at an exercise price of $1.50 per share.

(1) The pro forma information is illustrative only. You should read the above table together with our financial statements and the related notes and the information included in our report on Form 6-K, dated September 23, 2019, which is incorporated by reference herein.

The information above is based on 41,760,163 Ordinary Shares issued and outstanding as of June 30, 2019 and excludes, as of such date, the following:

●	up to 150,000 Ordinary Shares issuable upon exercise of the warrants issued in March 2019;
●	up to 160,000 Ordinary Shares issuable upon exercise of the warrants issued in October 2019;
●	up to 320,000 Ordinary Shares issuable upon exercise of the Warrants issued in the concurrent private placement;
●	up to 6,000,000 Ordinary Shares issuable upon conversion of the Notes issued in the concurrent private placement;
●	up to 2,820,000 Ordinary Shares issuable upon conversion of the 2019 Note; and
●	up to 1,781,400 Ordinary Shares issuable upon the exercise of outstanding options, which were granted to our directors, officers and employees under our equity incentive plans.

S-8

DESCRIPTION OF ORDINARY SHARES WE ARE OFFERING

In this offering, we are offering 1,714,286 Ordinary Shares pursuant to this prospectus supplement and the accompanying prospectus. A description of the Ordinary Shares that we are offering pursuant to this Prospect Supplement is set forth under the heading “Description of Share Capital” starting on page 4 of the accompanying prospectus.

S-9

PRIVATE PLACEMENT TRANSACTION

The material terms and provisions of the Notes and Warrants being offered in the concurrent private placement are summarized below. This summary is subject to, and qualified in its entirety by, the terms of the Notes and Warrants as set forth in the form of Note and the form of Warrant to be furnished as exhibits to our report on Form 6-K filed with the SEC on or about March 30, 2020.

In a concurrent private placement, we will issue and sell to the investors two Notes, each with a principal amount of $740,000, and two Warrants, each to purchase up to 160,000 Ordinary Shares at an exercise price equal to $1.50 per share.

The Notes, Warrants and the Ordinary Shares issuable upon the conversion of such notes and the exercise of such warrants are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder. Accordingly, the investors may only sell Ordinary Shares issued upon the conversion of Notes or the exercise of Warrants pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

Notes

Each Note carries an OID of $40,000 and matures in 12 months from the issue date, bearing interest at a rate of 5.0% per annum. The Notes are convertible into Ordinary Shares in the following situations:

Fixed Price Conversion. At any time prior to the maturity, the Notes, at the investors’ option, may be convertible into fully paid Ordinary Shares of the Company at a conversion price of $1.50 per share.

Alternate Conversion. At any time after the occurrence of an event of default (as defined in the Note), the investors may convert all of the outstanding balance of the Note into Ordinary Shares at the lowest of: (i) $1.50 per share; (ii) 90% of the volume-weighted average trade price of Ordinary Shares during the 20 consecutive trading day period ending on the trading day immediately prior to the applicable conversion date; (iii) 90% of the volume-weighted average trade price of Ordinary Shares during the 175 consecutive trading day period ending on the trading day immediately prior to the applicable conversion date; (iv) 95% of the per share purchase price of Ordinary Shares offered in a subsequent private placement transaction of the Company consummated during the term of the Note; and (v) the purchase price of Ordinary Shares offered in a subsequent underwritten public offering of the Company that takes place during the term of the Note. However in no event will the number of Ordinary Shares issuable upon such conversion of the Notes exceed 6,000,000 shares in aggregate.

Quarterly Conversion. In the event the Notes are outstanding in each of the months of September and December 2020, the investors have a one-time option before each of September 30 and December 31, 2020, respectively, to convert no more than one half of the then outstanding balance of the Notes into Ordinary Shares at the lowest of: (i) $1.50 per share; (ii) 90% of the volume-weighted average trade price of Ordinary Shares during the 20 consecutive trading day period ending on the trading day immediately prior to the applicable conversion date; (iii) 90% of the volume-weighted average trade price of Ordinary Shares during the 175 consecutive trading day period ending on the trading day immediately prior to the applicable conversion date; (iv) 95% of the per share purchase price of Ordinary Shares offered in a subsequent private placement transaction of the Company consummated during the term of the Note; (v) the purchase price of Ordinary Shares offered in a subsequent underwritten public offering of the Company that takes place during the term of the Note; and (vi) volume-weighted average trade price of Ordinary Shares on the trading day immediately prior to the applicable conversion date. However, in no event will the conversion price be less than $0.40 per share.

Conversion upon Maturity Date. In the event the Notes remain outstanding on the maturity date, the investors may convert all but not less than all of the outstanding balance of the Notes into Ordinary Shares at the lowest of the prices as set forth thereunder. Same as Quarterly Conversion, in no event will the conversion price be less than $0.40 per share.

Warrants

Exercisability. The Warrants issued in the concurrent private placement are exercisable for a period of three years, at the initial exercise price of $1.50 per share, in whole or in part by delivering to us a duly executed exercise notice and by payment in full in immediately available funds for the number of Ordinary Shares purchased upon such exercise. In addition, the holder may, in its sole discretion, elect to exercise the Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of Ordinary Shares determined according to the formula set forth in the Warrants.

Exercise Price Adjustment. The exercise price of the Warrants is subject to appropriate adjustment in the event of certain share dividends and distributions, share splits, share combinations, reclassifications or similar events affecting our Ordinary Shares and also upon any distributions of assets, including cash, stock or other property to our shareholders.

Rights as a Shareholder. Prior to exercise of this Warrant, the Holder hereof shall not, by reason of by being a Holder, be entitled to any rights of a shareholder with respect to the Warrant Shares.

S-10

PLAN OF DISTRIBUTION

We are selling 1,714,286 Ordinary Shares in a registered direct offering to a limited number of investors in privately negotiated transactions pursuant to this prospectus supplement and accompanying prospectus at a price of $0.35 per share. The Ordinary Shares were offered directly to the investors without a placement agent, underwriter, broker or dealer.

Transfer Agent and Registrar

The transfer agent and registrar for our Ordinary Shares is Transhare Corporation, 2849 Executive Dr., Suite 200, Clearwater FL 33762 and its telephone number is (303) 662-1112.

Listing

Our Ordinary Shares are traded on the Nasdaq Capital Market under the symbol “TAOP.”

S-11

LEGAL MATTERS

The validity of the issuance of the Ordinary Shares offered hereby will be passed upon for us by Maples and Calder, British Virgin Islands counsel.

EXPERTS

The consolidated financial statements of Taoping Inc. as of December 31, 2018 and 2017 and for the years ended December 31, 2018, 2017 and 2016 have been incorporated by reference herein in reliance upon the reports of UHY LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference in this prospectus supplement, you should rely on the information contained in the document that was filed later.

The documents we are incorporating by reference as of their respective dates of filing are:

●	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2018, filed with the SEC on April 23, 2019.

●	Our Report of Foreign Private Issuer on Form 6-K furnished on September 23, 2019; and

●	The description of the Company’s Ordinary Shares contained in the Form 8-K12B, filed with the SEC on October 31, 2012, and any further amendment or report filed hereafter for the purpose of updating such description.

All subsequent annual reports on Form 20-F and all subsequent reports on Form 6-K submitted by us to the SEC, that are identified by us as being incorporated by reference, shall be deemed to be incorporated by reference into this prospectus supplement and deemed to be a part hereof after the date of this prospectus supplement but before the termination of the offering under this prospectus supplement. Unless expressly incorporated by reference, nothing in this prospectus supplement and the accompanying prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Copies of all documents incorporated by reference in this prospectus supplement, including exhibits to these documents, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

Taoping Inc.

21st Floor, Everbright Bank Building, Zhuzilin

Futian District, Shenzhen, Guangdong 518040

People’s Republic of China

Telephone number (+86)755-8370-8333.

You may also obtain information about us by visiting our website at www.taop.com. Information contained in our website is not part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

S-12

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 (File No. 333-229323) under the Securities Act with respect to the securities offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus, which constitute a part of our registration statement on Form F-3, omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports, including annual reports on Form 20-F containing financial statements audited by an independent accounting firm. We also furnish to the SEC, under cover of Reports of Foreign Private Issuer on Form 6-K, material information required to be made public by us or filed by us with and made public by any stock exchange or distributed by us to our shareholders. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules. In addition, we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

The SEC maintains an Internet site that contains reports, information statements and other information regarding issuers, such as us, that file electronically with the SEC (http://www.sec.gov).

Additionally, we make these filings available, free of charge, on our website at www.taop.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than these filings, is not, and should not be, considered part of this prospectus supplement and is not incorporated by reference into this document.

S-13

PROSPECTUS

TAOPING INC.

$80,000,000

Ordinary Shares

Debt Securities

Warrants

Units

Offered by Taoping Inc.

And

500,000 Ordinary Shares Offered by the Selling Shareholder Named Herein

This prospectus relates to a primary offering by us and a secondary offering by the selling shareholder named in this prospectus (the “Selling Shareholder”).

In the primary offering, we may offer, issue and sell from time to time our ordinary shares, no par value (“Ordinary Shares”), debt securities, warrants, or units up to $80,000,000 or its equivalent in any other currency, currency units, or composite currency or currencies in one or more issuances. We may sell any combination of these securities in one or more offerings.

In addition, the Selling Shareholder may offer and sell from time to time up to 500,000 Ordinary Shares, covered by this prospectus.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus or incorporated into this prospectus by reference. You should read this prospectus and any supplement carefully before you invest. Each prospectus supplement will indicate if the securities offered thereby will be listed or quoted on a securities exchange or quotation system.

The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities.

Our Ordinary Shares are listed on the NASDAQ Capital Market under the symbol “TAOP.” On January 17, 2019, the last reported per share sale price of our Ordinary Share was $1.15. As of January 17, 2019, the aggregate market value of our outstanding Ordinary Shares held by non-affiliates was approximately $27.61 million, which was calculated based on approximately 41,760,163 shares of outstanding ordinary shares, of which approximately 24,011,452 shares were held by non-affiliates. We have not offered and sold any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, through agents, or directly to purchasers. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Investing in our securities involves risks. You should carefully consider the risk factors beginning on page 2 of this prospectus, in any accompanying prospectus supplement and in any related free writing prospectus, and in the documents incorporated by reference into this prospectus, any accompanying prospectus supplement and any related free writing prospectus before making any decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 11, 2019

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may sell our securities described in this prospectus in one or more offerings up to a total dollar amount of $80,000,000 (or its equivalent in foreign or composite currencies). In addition, this prospectus relates to the resale, from time to time, by the Selling Shareholder identified in this prospectus under the caption “Selling Shareholder,” of up to 500,000 Ordinary Shares.

This prospectus provides you with a general description of the securities that may be offered. Each time we offer our securities, we will provide you with a supplement to this prospectus that will describe the specific amounts, prices and terms of the securities we offer. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements and the documents incorporated by reference in this prospectus and any prospectus supplements, includes all material information relating to this offering. Please read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement. Neither we nor the Selling Shareholder have authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. We nor the Selling Shareholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities described in this prospectus. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

TAOPING INC.

We are a leading provider of cloud-app technologies for Smart City IoT (Internet of Things) platforms, digital advertising delivery, and other internet-based information distribution systems in China. Our Internet ecosystem enables all participants of the new media community to efficiently promote branding, disseminate information, and exchange resources. In addition, we provide a broad portfolio of software, hardware with fully integrated solutions, including Information Technology infrastructure, Internet-enabled display technologies, and IoT platforms to customers in government, education, residential community management, media, transportation, and other private sectors.

We were founded in 1993 and are headquartered in Shenzhen, China. As of September 30, 2018, we had approximately 110 employees.

Prior to 2014, we generated the majority of our revenues through selling our products and services mostly to the public service entities to help them improve their operational efficiency and service quality. Since 2014, we have expanded and diversified our customer base to the private sector as well. Our customers in the private sector include, among others, elevator maintenance companies, residential community management, advertising agencies, auto dealerships, and educational institutes. Our new corporate mission is to make publicity accessible and affordable for businesses of all sizes.

We generated revenues from sales of hardware products, software products, system integration services, and related maintenance and support services. Starting in 2015, with the introduction of our cloud-based software as a service (SaaS) offering, we expect to generate additional recurring monthly revenues from SaaS fees. In 2016 and 2017, a small portion of our revenue was generated from SaaS, which is expected to increase in the coming years with the roll-out of our cloud-based elevator IoT and ad display terminals.

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In May 2017, we completed our transformation to a provider of Cloud-App-Terminal (CAT) and IoT technology based digital advertising distribution network and new media resource sharing platform, and offered an end-to-end digital advertising solution enabling customers to efficiently and cost-effectively direct advertisements to specific interactive ad display terminals in the Out-of-Home advertising market across China. In 2017, we became profitable as a result of a successful transition of our business model. During the nine months of 2018, we continued to expand the market and our revenue increased by 34.8% to $16.5 million from $12.2 million and net income attributable to the Company increased 67.4% to $1.9 million from $1.1 million, compared to the same period of last year.

We report financial and operational information in the following two segments:

(1)	Cloud-based Technology (CBT) segment — The CBT segment is our current and future focus of corporate development. It includes our cloud-based products and services offered to customers in the private sector including new media, healthcare, education, and residential community management. In this segment, we generate revenues from the sales of hardware, and total solutions of interactive advertisement display terminals integrated with proprietary software, Out-of-Home digital advertising distribution and advertising time slot programmed trading transactions. We also generate revenue from monthly software subscription and Software-as-a Service (SaaS) fees.

(2)	Traditional Information Technology (TIT) segment — The TIT segment includes our project-based technology products and services offered to the public sector, including Digital Public Security Technology (DPST) and Multi-screen Digital Display Systems (MDDS). In this segment, we generate revenues from the sales of software and systems integration services.

RISK FACTORS

An investment in our securities involves a high degree of risk. Some of these risks include:

●	We have a limited operating history of selling our cloud-based products and services and may be unable to achieve or sustain profitability or reasonably predict our future results.

●	Our independent registered auditors have expressed substantial doubt about our ability to continue as a going concern.

●	Our periodic operating results are difficult to predict and could fall below investors’ expectations or estimates by securities research analysts, which may cause the trading price of our ordinary shares to decline.

●	PRC laws and regulations governing our businesses and the validity of certain of our contractual relationships with iASPEC are uncertain. If we are found to be in violation of such PRC laws and regulations, our business may be negatively affected and we may be forced to relinquish our interests in those operations.

●	If we fail to comply with the continued listing requirements of NASDAQ, we would face possible delisting, which would result in a limited public market for trading our shares and make obtaining future debt or equity financing more difficult for us.

●	Because we are incorporated under the laws of the British Virgins Islands, or BVI, it may be more difficult for our shareholders to protect their rights than it would be for a shareholder of a corporation incorporated in another jurisdiction.

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We operate in a highly competitive environment in which there are numerous factors which can influence our business, financial position or results of operations and which can also cause the market value of our ordinary shares to decline. Many of these factors are beyond our control and therefore, are difficult to predict. Prior to making a decision about investing in our securities, you should carefully consider the risk factors noted above, the risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 20-F filed with the SEC, and in any applicable prospectus supplement and our other filings with the SEC and incorporated by reference in this prospectus or any applicable prospectus supplement, together with all of the other information contained in this prospectus or any applicable prospectus supplement. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates forward-looking statements within the meaning of section 27A of the Securities Act and section 21E of the Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements are management’s beliefs and assumptions. In addition, other written or oral statements that constitute forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate and statements may be made by or on our behalf. Words such as “should,” “could,” “may,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors” and may update our descriptions of such risks, uncertainties and assumptions in any prospectus supplement. We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Reference is made in particular to forward-looking statements regarding growth strategies, financial results, product and service development, competitive strengths, intellectual property rights, litigation, mergers and acquisitions, market acceptance or continued acceptance of our products, accounting estimates, financing activities, ongoing contractual obligations and sales efforts. Except as required under the federal securities laws, the rules and regulations of the SEC, stock exchange rules, and other applicable laws, regulations and rules, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by us under this prospectus to fund the growth of our business, primarily working capital, and for general corporate purposes.

We may also use a portion of the net proceeds to acquire or invest in technologies, products and/or businesses that we believe will enhance the value of our Company, although we do not currently have any agreements or understandings with third parties to make any material acquisitions of, or investment in, other businesses. Depending on future events and others changes in the business climate, we may determine at a later time to use the net proceeds for different purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. Additional information on the use of net proceeds from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

We will not receive any proceeds from any sale of our Ordinary Shares by the Selling Shareholder.

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SELLING SHAREHOLDER

This prospectus relates to the possible resale by the Selling Shareholder, Mr. Jianghuai Lin, our President, Chief Executive Officer and Chairman of the Board of Directors, of up to 500,000 of our Ordinary Shares. These shares were acquired by the Selling Shareholder in November 2018 pursuant to a securities purchase agreement that the Selling Shareholder entered into with the Company on September 11, 2018. The Selling Shareholder purchased 500,000 Ordinary Shares from the Company at a price of $1.50 per share.

Pursuant to this prospectus, the Selling Shareholder may from time to time offer and sell any or all of the Ordinary Shares set forth below. When we refer to the “Selling Shareholder” in this prospectus, we mean Mr. Lin and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Shareholder’s interest in Ordinary Shares other than through a public sale.

The following table is based on information supplied to us by the Selling Shareholder and sets forth, as of January 17, 2019, information regarding the Selling Shareholders’ beneficial ownership of our Ordinary Shares offered by him. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of Ordinary Shares beneficially owned by the Selling Shareholder and the percentage of ownership of the Selling Shareholder, Ordinary Shares and underlying shares of convertible securities, options or warrants held by the Selling Shareholder that are convertible or exercisable, as the case may be, within 60 days of January 17, 2019 are included. The Selling Shareholder’s percentage of ownership in the following table is based upon 41,760,163 Ordinary Shares of the Company outstanding as of January 17, 2019.

	Before the Offering		Number of	After the Offering
Name and Address of Beneficial Owner	Number of Ordinary Shares	Percentage of Outstanding Ordinary	Ordinary Shares Being Offered	Number of Ordinary Shares	Percentage of Outstanding Ordinary Shares
Jianghuai Lin c/o Taoping Inc. 21st Floor, Everbright Bank Building Zhuzilin, Futian District Shenzhen, Guangdong, 518040 People’s Republic of China	17,458,134	41.8%	500,000	16,958,134	40.6%

The registration of these Ordinary Shares does not mean that the Selling Shareholder will sell or otherwise dispose of all or any of those securities. The Selling Shareholder may sell or otherwise dispose of all, a portion or none of such shares from time to time. We do not know the number of shares, if any, that will be offered for sale or other disposition by the Selling Shareholder under this prospectus. Furthermore, the Selling Shareholder may have sold, transferred or disposed of the shares covered hereby in transactions exempt from the registration requirements of the Securities Act since the date on which we filed this prospectus.

We will not receive any proceeds from the sales by the Selling Shareholder. We have agreed to bear expenses incurred by the Selling Shareholder that relate to the registration of the shares being offered and sold by the Selling Shareholder, including the SEC registration fee and legal, accounting, printing and other expenses of this offering.

DESCRIPTION OF SHARE CAPITAL

The following describes our share capital, summarizes the material provisions of our amended and restated memorandum and articles of association, which is based upon, and is qualified by reference to, our amended and restated memorandum and articles of association. This summary does not purport to be a summary of all of the provisions of our amended and restated memorandum and articles of association. You should read our amended and restated memorandum and articles of association which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

The Company is authorized to issue 100,000,000 Ordinary Shares, with no par value each. The Ordinary Shares may be issued from time to time at the discretion of the Board of Directors without shareholder approval. The Board of Directors of the Company is authorized to issue these shares in different classes and series and, with respect to each class or series, to determine the designations, powers, preferences, privileges and other rights, including dividend rights, conversion rights, terms of redemption and liquidation preferences, any or all of which may be greater than the powers and rights associated with the Ordinary Shares, at such times and on such other terms as they think proper.

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As of January 17, 2019, there were 41,760,163 Ordinary Shares outstanding, all of which were fully paid.

Register of Members

Under BVI law, a share in a BVI company is duly issued only when the name of the shareholder is entered in the register of members of a company, and the register of members is by statute regarded as prima facie evidence of the shareholders of a company. A person becomes a shareholder of a BVI company, and is therefore able to benefit from the rights attaching to such shares, only on the date that such person is entered on the register of members.

Rights and Obligations of Shareholders

Dividends. Subject to the BVI Business Companies Act (as amended), or the BVI Act, the directors may, by resolution of directors, authorize a distribution (including a dividend) by us to shareholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately after the distribution, the value of our assets exceeds our liabilities and we are able to pay our debts as they fall due. Any distribution payable in respect of a share which has remained unclaimed for three years from the date when it became due for payment shall, if the board of the directors so resolves, be forfeited and cease to remain owing by us. The directors may, before authorizing any distribution, set aside out of our profits such sum as they think proper as a reserve fund, and may invest the sum so set apart as a reserve fund upon such securities as they may select. The holder of each ordinary share has the right to an equal share in any distribution paid by us.

Voting Rights. Each ordinary share confers on the shareholder the right to one vote at a meeting of the shareholders or on any resolution of shareholders on all matters before our shareholders.

Winding Up. The holder of each ordinary share is entitled to an equal share in the distribution of the surplus assets of us on a winding up.

Redemption. The directors may, on behalf of the Company, purchase, redeem or otherwise acquire any of our own shares for such consideration as the directors consider fit, and either cancel or hold such shares as treasury shares. Shares may be purchased or otherwise acquired in exchange for newly issued shares. The directors shall not, unless permitted pursuant to the BVI Act, purchase, redeem or otherwise acquire any of our own shares unless immediately after such purchase, redemption or other acquisition, the value of our assets exceeds our liabilities and we are able to pay our debts as they fall due.

Changes in Rights of Shareholders

Under our memorandum and articles of association, if at any time the shares which we are authorized to issue are divided into different classes of shares, the rights attaching to any class may only be changed by a consent in writing of the holders of a majority of the issued shares of that class or with the sanction of a resolution passed by the holders of at least a majority of the shares of the class present in person or by proxy at a separate general meeting of the holders of the shares of the class. At such a separate general meeting, the quorum shall be at least one person holding or representing by proxy a majority of the issued shares of the class.

Meetings

Under the BVI Act, there is no requirement for an annual meeting of shareholders. Under our articles of association, we are required to hold an annual meeting of shareholders at the time designated by the Board of Directors. Our annual shareholders’ meetings may be held in such place within or outside the BVI as our Board of Directors considers appropriate.

Our Board of Directors shall call a shareholders’ meeting if requested in writing to do so by shareholders entitled to exercise at least 10% of the voting rights in respect of the matter for which the meeting is being requested.

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Our Board of Directors shall give not less than 10 days and not more than 60 days prior written notice of a shareholders’ meeting to those persons whose names on, either (a) the date the notice is given or (b) on a date fixed by the directors as the record date (which must be a date that is not less than 10 days nor more than 60 days prior to the meeting), appear as shareholders in our register and are entitled to vote at the meeting. The inadvertent failure of the directors to give notice of a meeting to a shareholder, or the fact that a shareholder has not received notice, does not invalidate the meeting.

Our articles of association provide that a meeting of shareholders is duly constituted if, at the commencement of the meeting, there are shareholders present in person or by proxy representing not less than a majority of the votes of the shares or class or series of shares entitled to vote on resolutions of shareholders to be considered at the meeting. A shareholder may be represented at a meeting of shareholders by a proxy (who need not be a shareholder) who may speak and vote on behalf of the shareholder. A written instrument giving the proxy such authority must be produced at the place appointed for such purpose. A shareholder shall be deemed to be present at the meeting if he participates by telephone or other electronic means and all shareholders participating in the meeting are able to hear each other.

Holders of our ordinary shares are entitled to one vote for each share held of record on all matters at all meetings of shareholders, except at a meeting where holders of a particular class or series of shares are entitled to vote separately. Our shareholders have no cumulative voting rights. Our shareholders take action by a majority of votes cast, unless otherwise provided by the BVI Act or our memorandum and articles of association.

Limitations on Ownership of Securities

There are no limitations on the right of non-residents or foreign persons to own our securities imposed by BVI law or by our memorandum and articles of association.

Change in Control of Company

Our Board of Directors is authorized to issue our ordinary shares in different classes and series and, with respect to each class or series, to determine the designations, powers, preferences, privileges and other rights, including dividend rights, conversion rights, terms of redemption and liquidation preferences, any or all of which may be greater than the powers and rights associated with the ordinary shares, at such times and on such other terms as they think proper. Such power could be used in a manner that would delay, defer or prevent a change of control of our Company.

Ownership Threshold

There are no provisions governing the ownership threshold above which shareholder ownership must be disclosed imposed by BVI law or by our memorandum and articles of association.

Changes in Capital

Subject to the provisions of our amended and restated memorandum and articles of association, the BVI Act and the rules of NASDAQ, our unissued shares shall be at the disposal of the directors who may, without prejudice to any rights previously conferred on the holders of any existing shares or class or series of shares, offer, allot, grant options over or otherwise dispose of the shares to such persons, at such times and upon such terms and conditions as we may by resolution of directors determine.

Subject to the provisions of the amended and restated memorandum of association relating to changes in the rights of shareholders and the powers of directors in relation to shareholders, we may, by a resolution of members, amend our memorandum of association to increase or decrease the number of ordinary shares authorized to be issued.

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DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities that we may issue. We will file a prospectus supplement that may contain additional terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement, will be a description of the material terms of the debt securities. You should also read the indenture under which the debt securities are to be issued. We have filed a form of indenture governing different types of debt securities with the SEC as an exhibit to the registration statement of which this prospectus is a part. All capitalized terms have the meanings specified in the indenture.

We may issue, from time to time, debt securities, in one or more series, that will consist of senior debt, senior subordinated debt or subordinated debt. We refer to the subordinated debt securities and the senior subordinated debt securities together as the subordinated securities. The debt securities that we may offer will be issued under an indenture between us and an entity, identified in the applicable prospectus supplement, as trustee. Debt securities, whether senior, senior subordinated or subordinated, may be issued as convertible debt securities or exchangeable debt securities. The following is a summary of the material provisions of the indenture filed as an exhibit to the registration statement of which this prospectus is a part.

As you read this section, please remember that for each series of debt securities, the specific terms of your debt security as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in the summary below. The statement we make in this section may not apply to your debt security.

General Terms of the Indenture

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. We may, without the consent of the holders of any series, increase the principal amount of securities in that series in the future, on the same terms and conditions and with the same CUSIP numbers as that series. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount”, or OID, for U.S. federal income tax purposes because of interest payment and other characteristics. Material U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:

●	the title and authorized denominations of the series of debt securities;

●	any limit on the aggregate principal amount of the series of debt securities;

●	whether such debt securities will be issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

●	whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;

●	the price or prices at which the debt securities will be issued;

●	the date or dates on which principal is payable;

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●	the place or places where and the manner in which principal, premium or interest, if any, will be payable and the place or places where the debt securities may be presented for transfer and, if applicable, conversion or exchange;

●	interest rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable and the maturity;

●	the right, if any, to extend the interest payment periods and the duration of the extensions;

●	our rights or obligations to redeem or purchase the debt securities;

●	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem some or all of the debt securities;

●	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

●	the currency or currencies of payment of principal or interest;

●	the terms applicable to any debt securities issued at a discount from their stated principal amount;

●	the terms, if any, under which any debt securities will rank junior to any of our other debt;

●	whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

●	if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

●	the provisions, if any, relating to any collateral provided for the debt securities;

●	if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

●	the events of default and covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus;

●	the nature and terms of any security for any secured debt securities; and

●	any other specific terms of any debt securities.

The applicable prospectus supplement will present material U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.

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Senior Debt Securities

Payment of the principal of, premium and interest, if any, on senior debt securities will rank on a parity with all of our other secured/unsecured and unsubordinated debt.

Senior Subordinated Debt Securities

Payment of the principal of, premium and interest, if any, on senior subordinated debt securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt, including senior debt securities and any credit facility. We will state in the applicable prospectus supplement relating to any senior subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the senior subordinated debt securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior debt.

Subordinated Debt Securities

Payment of the principal of, premium and interest, if any, on subordinated debt securities will be subordinated and junior in right of payment to the prior payment in full of all of our senior debt, including our senior debt securities and senior subordinated debt securities. We will state in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the subordinated debt securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior indebtedness.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for other securities being registered in this registration statement, including, for example, shares of our equity securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

●	the conversion or exchange price;

●	the conversion or exchange period;

●	provisions regarding the ability of us or the holder to convert or exchange the debt securities;

●	events requiring adjustment to the conversion or exchange price; and

●	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

We cannot consolidate or merge with or into, or transfer or lease all or substantially all of our assets to, any person, and we cannot permit any other person to consolidate with or merge into us, unless (1) we will be the continuing corporation or (2) the successor corporation or person to which our assets are transferred or leased is a corporation organized under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations under the debt securities and the indenture. In addition, we cannot complete such a transaction unless immediately after completing the transaction, no event of default under the indenture, and no event which, after notice or lapse of time or both, would become an event of default under the indenture, shall have occurred and be continuing. When the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we shall be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.

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This covenant would not apply to any recapitalization transaction, a change of control of us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of Default

The term “Event of Default,” when used in the indenture, unless otherwise indicated, means any of the following:

●	failure to pay interest for 30 days after the date payment is due and payable;

●	failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;

●	failure to make sinking fund payments when due;

●	failure to perform other covenants for 60 days after notice that performance was required;

●	events in bankruptcy, insolvency or reorganization relating to us; or

●	any other Event of Default provided in the applicable officer’s certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture.

If an Event of Default with respect to any series of senior debt securities occurs and is continuing, then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing, may declare the principal amount of and interest on all of the debt securities of such series to be due and payable immediately; provided, however, unless otherwise provided in the applicable prospectus supplement, if such an Event of Default occurs and is continuing with respect to more than one series of senior debt securities under the indenture, the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series of senior debt securities of equal ranking (or, if any of such senior debt securities are discount securities, such portion of the principal amount as may be specified in the terms of that series), voting as one class, may make such declaration of acceleration as to all series of such equal ranking and not the holders of the debt securities of any one of such series of senior debt securities.

If an Event of Default with respect to any series of subordinated securities occurs and is continuing, then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing, may declare the principal amount of and interest on all of the debt securities of such series to be due and payable immediately; provided, however, unless otherwise provided in the applicable prospectus supplement, if such an Event of Default occurs and is continuing with respect to more than one series of subordinated securities under the indenture, the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series of subordinated securities of equal ranking (or, if any of such subordinated securities are discount securities, such portion of the principal amount as may be specified in the terms of that series), voting as one class, may make such declaration of acceleration as to all series of equal ranking and not the holders of the debt securities of any one of such series of subordinated securities. The holders of not less than a majority in aggregate principal amount of the debt securities of all affected series of equal ranking may, after satisfying certain conditions, rescind and annul any of the above-described declarations and consequences involving such series.

If an Event of Default relating to events in bankruptcy, insolvency or reorganization of us occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

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The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

●	the holder has previously given to the trustee written notice of default and continuance of such default;

●	the holders of not less than a majority in principal amount of the outstanding debt securities of the affected series of equal ranking have requested that the trustee institute the action;

●	the requesting holders have offered the trustee reasonable indemnity for expenses and liabilities that may be incurred by bringing the action;

●	the trustee has not instituted the action within 60 days of the request; and

●	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series of equal ranking.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Registered Global Securities and Book Entry System

The debt securities of a series may be issued in whole or in part in book-entry form and may be represented by one or more fully registered global securities or in unregistered form with or without coupons. We will deposit any registered global securities with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities. This means that we will not issue certificates to each holder.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

●	by the depositary for such registered global security to its nominee;

●	by a nominee of the depositary to the depositary or another nominee of the depositary; or

●	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for registered debt securities:

●	ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, these persons being referred to as “participants,” or persons that may hold interests through participants;

●	upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

●	any dealers, underwriters, or agents participating in the distribution of the debt securities represented by a registered global security will designate the accounts to be credited; and

●	ownership of beneficial interest in such registered global security will be shown on, and the transfer of such ownership interest will be effected only through, records maintained by the depositary for such registered global security for interests of participants, and on the records of participants for interests of persons holding through participants.

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The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of such registered global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

●	will not be entitled to have the debt securities represented by a registered global security registered in their names;

●	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

●	will not be considered the owners or holders of the debt securities under the relevant indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of us, the trustee or any other agent of ours or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or stops being a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In that event, we will issue debt securities of the series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

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We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the applicable terms and procedures. These will include the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, in proportion to the series represented by a bearer global security.

Discharge, Defeasance and Covenant Defeasance

We can discharge or decrease our obligations under the indenture as stated below.

We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within sixty (60) days. We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium and interest, if any, on the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

●	we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal, premium and interest, if any, on all outstanding debt securities of the series;

●	we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, premium and interest, if any, payments on the series of debt securities; and

●	in the case of subordinated debt securities, no event or condition shall exist that, based on the subordination provisions applicable to the series, would prevent us from making payments of principal of, premium and interest, if any, on any of the applicable subordinated debt securities at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after the deposit date.

In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture, since such a result would not occur under the U.S. federal income tax laws in effect on such date.

Although we may discharge or decrease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

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Modification of the Indenture

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

●	secure any debt securities and provide the terms and conditions for the release or substitution of the security;

●	evidence the assumption by a successor corporation of our obligations;

●	add covenants for the protection of the holders of debt securities;

●	add any additional events of default;

●	cure any ambiguity or correct any inconsistency or defect in the indenture;

●	add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

●	establish the forms or terms of debt securities of any series;

●	eliminate any conflict between the terms of the indenture and the Trust Indenture Act of 1939;

●	evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee; and

●	make any other provisions with respect to matters or questions arising under the indenture that will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of all series of senior debt securities or of Subordinated Securities of equal ranking, as the case may be, then outstanding and affected, voting as one class, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

●	extend the final maturity of any debt security;

●	reduce the principal amount or premium, if any;

●	reduce the rate or extend the time of payment of interest;

●	reduce any amount payable on redemption or impair or affect any right of redemption at the option of the holder of the debt security;

●	change the currency in which the principal, premium or interest, if any, is payable;

●	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

●	alter provisions of the relevant indenture relating to the debt securities not denominated in U.S. dollars;

●	impair the right to institute suit for the enforcement of any payment on any debt security when due;

●	if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

●	reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture.

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The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any and all affected series of equal ranking, by notice to the relevant trustee, may on behalf of the holders of the debt securities of any and all such series of equal ranking waive any default and its consequences under the indenture except:

●	a continuing default in the payment of interest on, premium, if any, or principal of, any such debt security held by a non-consenting holder; or

●	a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Concerning the Trustee

The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture.

Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, premium and interest, if any, on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee.

If the trustee becomes a creditor of ours, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

The holders of a majority in aggregate principal amount of any and all affected series of debt securities of equal ranking then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee concerning the applicable series of debt securities, provided that the direction:

●	would not conflict with any rule of law or with the relevant indenture;

●	would not be unduly prejudicial to the rights of another holder of the debt securities; and

●	would not involve any trustee in personal liability.

The indenture provides that in case an Event of Default shall occur, not be cured and be known to any trustee, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee’s power. The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

The indenture provides that in case an Event of Default shall occur, not be cured and be known to any trustee, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee’s power. The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.

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Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of Ordinary Shares and/or debt securities in one or more series. We may issue warrants independently or together with Ordinary Shares and/or debt securities, and the warrants may be attached to or traded separate and apart from these securities. Each series of warrants will be issued under a warrant agreement all as set forth in the prospectus supplement. A copy of the form of warrant agreement, including any form of warrant certificates representing the warrants, reflecting the provisions to be included in the warrant agreements and/or warrant certificates that will be entered into with respect to particular offerings of warrants, will be furnished to the SEC as an exhibit to a Form 6-K to be incorporated into the registration statement of which this prospectus constitutes a part prior to the issuance of any warrants.

The applicable prospectus supplement or term sheet will describe the terms of the warrants offered thereby, any warrant agreement relating to such warrants and the warrant certificates, including but not limited to the following:

●	the title of the warrants;

●	the offering price or prices of the warrants, if any;

●	the minimum or maximum amount of the warrants which may be exercised at any one time;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the number of securities, if any, with which such warrants are being offered and the number of such warrants being offered with each security;

●	the date, if any, on and after which such warrants and the related securities, if any, will be transferable separately;

●	the amount of securities purchasable upon exercise of each warrant and the price at which the securities may be purchased upon such exercise, and events or conditions under which the amount of securities may be subject to adjustment;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	the circumstances, if any, which will cause the warrants to be deemed to be automatically exercised;

●	any material risk factors, if any, relating to such warrants;

●	the identity of any warrant agent; and

●	any other material terms of the warrants.

Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends or the right to vote such underlying securities. Prospective purchasers of warrants should be aware that material U.S. federal income tax, accounting and other considerations may be applicable to instruments such as warrants.

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DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	any additional terms of the governing unit agreement.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

PLAN OF DISTRIBUTION

We, or the Selling Shareholder, as applicable, may sell the securities offered by this prospectus in any one or more of the following ways (or in any combination) from time to time:

●	directly to investors, including through privately negotiated transactions, a specific bidding, auction or other process;
●	to investors through agents;
●	directly to agents;
●	to or through underwriters or dealers;
●	in “at the market” offerings, within the meaning of the Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;
●	through a combination of any such methods of sale; or
●	through any other method permitted by applicable law and described in the applicable prospectus supplement.

The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

●	the names and addresses of any underwriters, dealers or agents;
●	the purchase price of the securities and the proceeds to us from the sale, if any;
●	any over-allotment options under which underwriters may purchase additional securities from us;
●	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;
●	any public offering price, any discounts or concessions allowed or reallowed or paid to dealers; and
●	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of securities if any are purchased. Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement. Any underwritten offering may be on a best efforts or a firm commitment basis.

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In connection with the sale of our securities, underwriters or agents may receive compensation (in the form of discounts, concessions or commissions) from us, the Selling Shareholder, or from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be “underwriters” as that term is defined in the Securities Act, and any discounts allowed or commissions paid, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any person who may be deemed to be an underwriter will be identified, and the compensation received from us or the selling stockholder will be described, in the prospectus supplement. Maximum compensation to any underwriters, dealers or agents will not exceed any applicable Financial Industry Regulatory Authority limitations.

Underwriters and agents may be entitled to indemnification by us or the Selling Shareholder against some civil liabilities, including liabilities under the Securities Act, or to contributions with respect to payments which the underwriters or agents may be required to make relating to these liabilities. Underwriters and agents may be customers of, engage in transactions with, or perform services for us or the Selling Shareholder in the ordinary course of business.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than Ordinary Shares, which are listed on the NASDAQ Stock Market. Any Ordinary Shares sold pursuant to a prospectus supplement will be listed on the NASDAQ Stock Market, subject to official notice of issuance. We may elect to list any series of debt securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

The aggregate proceeds to us or the Selling Shareholder from the sale of our Ordinary Shares, as applicable, will be the purchase price of our Ordinary Shares less discounts or commissions, if any. We and the Selling Shareholder reserve the right to accept and, together with our or its agents from time to time, as applicable, to reject, in whole or in part, any proposed purchase of our Ordinary Shares to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Shareholder.

To facilitate the offering of the Ordinary Shares offered by us or the Selling Shareholder, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our Ordinary Shares. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our Ordinary Shares by bidding for or purchasing shares in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our Ordinary Shares at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The Selling Shareholder may, from time to time, pledge or grant a security interest in some of the Ordinary Shares owned by it and, if the Selling Shareholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Ordinary Shares, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Shareholders to include the pledgee, transferee or other successors in interest as the Selling Shareholder under this prospectus. The Selling Shareholder also may transfer the Ordinary Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

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The Selling Shareholder may use this prospectus in connection with resales of the Ordinary Shares. The Selling Shareholder may be deemed to be an underwriter under the Securities Act in connection with the Ordinary Shares they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the Selling Shareholder will receive all the net proceeds from the resale of the Ordinary Shares sold by it.

The Selling Shareholder also may in the future resell a portion of the Ordinary Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered. We will bear all of the expenses shown below.

Securities and Exchange Commission registration fee		$9,766.30
FINRA filing fee		*
Printing and engraving expenses		*
Legal fees and expenses		*
Accounting fees and expenses		15,000
Transfer agent fees and expenses		*
Miscellaneous		*
Total	$	*

*The amount of securities and number of offerings are indeterminable, and the expenses cannot be estimated at this time.

LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon for us by Maples and Calder to the extent governed by the laws of British Virgin Islands, and by Bevilacqua PLLC to the extent governed by the laws of the State of New York. Legal matters as to PRC law will be passed upon for us by Guangdong Jindi (Chengdu) Law Firm. Bevilacqua PLLC may rely upon Maples and Calder with respect to matters governed by British Virgin Islands law and Guangdong Jindi (Chengdu) Law Firm with respect to matters governed by PRC law. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

ENFORCEMENT OF CIVIL LIABILITIES

We are a BVI company and our principal executive offices are located in China. A majority of our directors and officers reside outside the United States. In addition, almost all of our assets and the assets of our directors and officers are located outside the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in the United States courts against us or these persons in any action, including actions based upon the civil liability provisions of United States federal or state securities laws.

We have appointed Cogency Global Inc., 10 East 40th Street, 10th Floor, New York, N.Y. 10016, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

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Guangdong Jindi (Chengdu) Law Firm, our counsel as to PRC law, has advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments, which do not otherwise violate basic legal principles, state sovereignty, safety or social public interest of the PRC, in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between the PRC and the country where the judgment is made or on reciprocity between jurisdictions. As there currently exists no treaty or other form of reciprocity between the PRC and the United States governing the recognition of judgments, including those predicated upon the liability provisions of the U.S. federal securities laws, there is uncertainty whether and on what basis a PRC court would recognize and enforce judgments rendered by U.S. courts.

Maples and Calder, our counsel as to British Virgin Islands law, has further advised us that, it is uncertain whether the courts of the BVI would enter judgments in original actions brought in those courts predicated on United States federal or state securities laws.

EXPERTS

The consolidated financial statements of Taoping Inc. as of December 31, 2017 and 2016 and for the years ended December 31, 2017 and 2016 included in our Annual Report on Form 20-F for the year ended December 31, 2017 and incorporated by reference herein and in the registration statement, have been audited by UHY LLP, an independent registered public accounting firm, as set forth in their report thereon, and incorporated by reference elsewhere herein. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of said firm as expert in auditing and accounting.

The consolidated financial statements of Taoping Inc. for the year ended December 31, 2015 included in our Annual Report on Form 20-F for the year ended December 31, 2017 and incorporated by reference herein and in the registration statement, have been audited by GHP Horwath, P.C. (“GHP”), an independent registered public accounting firm, as set forth in their report thereon, and incorporated by reference elsewhere herein. However, we have been unable to obtain the written consent of GHP with respect to the incorporation by reference of such financial statements due to the fact that GHP has ceased operations and no longer has the ability to give its consent. Therefore, we have obtained from the Securities and Exchange Commission a waiver of the requirements to file as an exhibit to the registration statement of which this prospectus forms a part the written consent of GHP in reliance upon Rule 437 of the Securities Act. As a result, you may not be able to recover damages from GHP under Section 11 of the Securities Act for any untrue statements of material fact or any omissions to state a material fact, if any, contained in our aforementioned financial statements.

INDEMNIFICATION

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our amended and restated memorandum and articles of association, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, the exhibits filed therewith or the documents incorporated by reference therein. For further information about us and the securities offered hereby, reference is made to the registration statement, the exhibits filed therewith and the documents incorporated by reference therein. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and Section 16 short swing profit reporting for our officers and directors and for holders of more than 10% of our ordinary shares.

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The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

Additionally, we make these filings available, free of charge, on our website at www.taop.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than these filings, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information that we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference into this prospectus the information contained in the documents listed below, which is considered to be a part of this prospectus:

●	The Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2017, filed with the Commission on March 30, 2018;

●	Our Current Reports on Form 6-K dated November 14, 2018 and November 21, 2018;

●	The description of the Company’s Ordinary Shares contained in the Form 8-K12B, filed with the Commission on October 31, 2012, a’nd any further amendment or report filed hereafter for the purpose of updating such description; and

●	With respect to each offering of the securities under this prospectus, all subsequent reports on Form 20-F and any report on Form 6-K that so indicates it (or any applicable portions thereof) is being incorporated by reference that we file with or furnish to the SEC on or after the date hereof and until the termination or completion of the offering by means of this prospectus.

Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents incorporated by reference have been modified or superseded. Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

We will provide without charge to any person (including any beneficial owner) to whom this prospectus is delivered, upon oral or written request, a copy of any document incorporated by reference in this prospectus but not delivered with the prospectus (except for exhibits to those documents unless a documents states that one of its exhibits is incorporated into the document itself). Such request should be directed to: Taoping Inc.., 21st Floor, Everbright Bank Building, Zhuzilin, Futian District, Shenzhen, Guangdong 518040, People’s Republic of China, telephone number (+86)755-8370-8333.

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